                                                                    EXHIBIT 21.1

SUBSIDIARIES OF ADVENT SOFTWARE, INC.


Name                                State or Country of Incorporation
----                                ---------------------------------

Advent Australia, Pty. Ltd.                  Australia
Advent Denmark AS                            Denmark
Advent Hellas                                Greece
Advent Norway AS                             Norway
Advent Sweden AB                             Sweden
Advent Technology, Inc.                      Delaware
Data Exchange, Inc.                          Pennsylvania
Kinexus Corporation                          Delaware
Hub Data, Inc.                               Massachusetts
MicroEdge, Inc.                              New York
NPO Solutions, Inc.                          Connecticut
Rex Development, Inc.                        Delaware
Second Street Securities, Inc.               Delaware
Techfi Corporation                           Colorado


                                       30